As filed with the Securities and Exchange Commission on February 3, 2011
Registration No. __________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WNS STUDIOS, INC.
 (Exact name of Registrant as specified in its charter)

Nevada	7822	42-1768077
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

c/o Mr.Yehoshua Lustig
WNS Studios, Inc.
1154 60th Street
Brooklyn NY, 11219
Telephone: 347-772-1708
(Address and telephone number of Registrant's principal executive offices)

c/o Mr. Yehoshua Lustig
WNS Studios, Inc.
1154 60th Street
Brooklyn NY, 11219
(Address of principal place of business or intended principal place of business)

Vcorp Services, LLC
1409 Bonita Avenue
Las Vegas, NV 89104-3127
Telephone: 888-528-2677
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin & Associates, PLLC 10 Union Avenue Lynbrook NY, 11563

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share	900,000(1)	$0.05	(2)	$45,000	$5.22
Total	900,000	$0.05	(2)	$45,000	$5.22

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.05 has been determined as the selling price based upon the original purchase price paid by the selling security holders of $.001 plus an increase based on the fact the shares will be liquid and registered. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2011

WNS STUDIOS, INC.

900,000 Shares of Common Stock, par value $0.001

This prospectus relates to the resale of 900,000 shares of common stock, par value $0.001, of WNS Studios, Inc., which are issued and outstanding and held by persons who are stockholders of WNS Studios, Inc.

Our common stock is presently not traded on any market or securities exchange. The 900,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $.001 plus an increase based on the fact the shares will be liquid and registered. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2011

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to WNS Studios, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background:
WNS Studios, Inc. was incorporated under the laws of the State of Nevada on May 15, 2009.  We are a development stage company, formed to act as the exclusive agent to Watermark Studios, Inc. (“Watermark”), a film and television production studio located in Muskegon, Michigan.  Although we hope to be able to promote, sell and distribute other films for other studios, to date we have no other business other than our agreement with Watermark. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities.  We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity.

Our offices are currently located at WNS Studios, Inc., 1154 60th St, Brooklyn NY, 11219, telephone: (347) 772-1708. We do not have an internet website.

Governmental Regulations:	There are no governmental regulations regulating our services as an agent for film and television production studios.
Intellectual Property:
Although we have none of our own intellectual property, we have the right to use Watermark’s trademarks and trade names. We have no rights in their marks or names, and any use by us shall be in a manner first approved by Watermark.

Employees:	We currently have no employees other than our officers and directors.
The Offering

Securities offered:	900,000 shares of common stock, par value $0.001

Offering price :
The selling security holders purchased their shares of common stock from the Company at the price of $0.001 per share and will be offering their shares of common stock at a price of $0.05 per share, which includes an increase, based on the fact the shares will be liquid and registered. This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	4,500,000 shares of common stock.

Shares outstanding after offering:	4,500,000 shares of common stock.

Yehoshua Lustig, an executive officer and a director currently owns 75% of our outstanding common stock. As a result, he has substantial control over all matters submitted to our stockholders for approval.

Market for the common shares:
There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Going Concern Considerations:
The Company is a development stage company and has not commenced planned principal operations. The Company had no revenues and has incurred a net loss of $29,955 for the period May 15, 2009 (inception) to April 30, 2010. In addition, the Company had a working capital deficiency and stockholders’ deficiency of $28,695 at April 30, 2010. These factors raise substantial doubts about the Company’s ability to continue as a going concern.

Summary of Risk Factors:
• We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

• We expect losses in the future because we have no revenue to offset losses.

• We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

• We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

• We have an Exclusive Agreement with Watermark Studios, Inc. but we may not be able to enter into other similar agreements.

• Filmmakers, production suppliers and distribution companies, may not use the services we offer.

• Our continued operations depend on current production appetites. If the projects Watermark chooses to produce do not meet the criteria of distribution partners or viewers, the ability to generate revenue will be minimized.

• We are completely dependent on the services of our executuve officers. If we should lose their services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue with our business model.

• The ability of our officers to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

• If we are unable to obtain additional funding, our business operations will be harmed.  Even if we do obtain additional financing then our existing shareholders may suffer substantial dilution.

• Competition in the film production industry is strong. If we can not successfully compete, our business may be adversely affected.

RISK FACTORS RELATING TO OUR COMMON STOCK

• We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute their share value.

• Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

• The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

• State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

• There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

• If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

• We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

• We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

• Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters

• The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Summary Financial Information

WNS Studios, Inc.

	For the Period May 15, 2009 (Inception) to April 30, 2010	Six Months Ended October 30, 2010 (Unaudited)
Statement of Operations Data
Operating expenses	$29,031	$16,645
Net operating loss	$(29,031)	$(16,645)

Net loss	$(29,955)	$(17,180)

Net loss per common share:
Basic and diluted	$(0.01)	$(0.00)

Weighted average number of
Common shares outstanding:
Basic and diluted	$3,808,474	$4,500,000

Balance Sheet Data

Working capital	$(28,695)	$(45,875)
Total assets	$5,873	$258
Total liabilities	$34,568	$46,133
Stockholders’ Equity (Deficiency)	$(28,695)	$(45,875)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Our Company was established on May 15, 2009.  Pursuant to an Exclusive Agreement dated May 16, 2009 with Watermark Studios, Inc. (“Watermark”), a film and television production studio located in Muskegon, Michigan, we became the exclusive agent for Watermark and our success depends on the success of Watermark. Accordingly, we may not be able to successfully effectuate our business plan or we may not be able to market our services in the future to other movie production studios in a manner that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can:

·	raise sufficient capital in the public and/or private markets;

·	have access to a line of credit in the institutional lending marketplace for the expansion of our business;

·	respond effectively to competitive pressures; or

·	recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

We expect losses in the future because we have no revenue to offset losses.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We are a development stage Company and have not commenced our planned principal operations.  The Company had no revenues and has incurred a net loss of $29,955 for the period May 15, 2009 (inception) to April 30, 2010. In addition, the Company had a working capital deficiency and stockholders’ deficiency of $28,695 at April 30, 2010.  Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period May 15, 2009 (inception) to April 30, 2010.  Our ability to continue as a going concern is dependent upon our ability to raise additional funds, either in the form of debt or equity or some combination thereof and/or achieve sufficient profitable operations. There is no assurance that the Company will be able to raise such funds or achieve such profitable operations.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing and marketing of our productions or facilities and thereafter making them available for sale. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations, irrespective of competition.

Filmmakers, production suppliers and distribution companies, may not use the services we offer.

We may not have any movies to promote, sell or syndicate. As of the date of the prospectus contained in this registration statement, Watermark has not provided us with any  movies to promote and sell. Other filmmakers and other distribution companies may not accept or use our services. Accordingly, we may not generate any fees for our services.

Our continued operations depend on current production appetites. If the projects Watermark chooses to produce do not meet the criteria of distribution partners or viewers, the ability to generate revenue will be minimized.

The production industry worldwide is in a favorable position. The demand for quality entertainment worldwide is reaching record levels. If this appetite diminishes, there will be less demand and we could find ourselves promoting films  that no one is willing to purchase.

 We are completely dependent on the services of our executive officers. If we should lose their services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue with our business model.

The Company’s operations and business strategy are completely dependent upon the knowledge and business contacts of our executive officers, Yehoshua Lustig, our president and chief executive officer and David Leifer, our secretary. They are under no contractual obligation to remain employed by us. They are not committed to work for us, even for a minimum number of hours.  If they should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.  We will fail without Mr. Lustig or Mr. Leifer or an appropriate replacement(s). We intend to acquire key-man life insurance on the life of our executive officers naming us as the beneficiary when and if we obtain the resources to do so and if our executive officers are insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

Our principal stockholder, who is our  president and chief executive officer and a director, owns a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our principal shareholder, who is our president and chief executive officer and a director, beneficially owns approximately 75% of our outstanding common stock. As a result, he will have the ability to control substantially all matters submitted to our stockholders for approval including:

•    election of  our  board  of  directors;
•    removal of  any  of  our  directors;
•    amendment of  our  Articles of Incorporation  or  bylaws;  and
•    adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, the principal shareholder will be able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our principal shareholder could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

If we are unable to obtain additional funding, our business operations will be harmed.  Even if we do obtain additional financing then our existing shareholders may suffer substantial dilution.

We will require additional funds to implement our business plan. We anticipate that we will require a minimum of $55,000 to fund our planned activities for the next twelve months. We hope to raise this capital through the sale of our securities in a private placement.  The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations.  If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

RISK FACTORS RELATING TO OUR COMMON STOCK

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.001 per share, of which 4,500,000 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our president, chief executive officer and a director owns a controlling interest in our voting stock  and may take actions that are contrary to your interests, including selling his stock.

Our president and chief executive officer, who is also a director, beneficially owns approximately 75% of our outstanding common stock.  If and when he is able to sell his shares in the market, such resales within a short period of time could adversely affect the market price of our common stock if the marketplace does not orderly adjust to the increase in the number of shares in the market. This will result in a decrease in the value of your investment in the Company.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss on their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board system (the “OTC Bulletin Board”), we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the SEC adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   The changes became effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTC Bulletin Board  (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTC Bulletin Board. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if we have filed our required reports.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 10,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

We may be exposed to potential risks resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because our director is not independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $25,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 900,000 shares of our common stock, par value $0.001 per share.  Such shares were offered and sold by us at a purchase price of $0.001 per share to the selling security holders in private placements conducted from May 2009 through February 2010 pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. As of January 31, 2011, the Company sold only 900,000 shares in the private placement and raised $900 in gross proceeds.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DILUTION

“Dilution” represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. “Net tangible book value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this instance, the Company is not offering new shares nor will it receive any proceeds from the offering.  As a result, there is no dilution arising from the offering.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $.001 plus an increase based on the fact the shares will be liquid and registered.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of January 31, 2011, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own beneficially  if all  such  offered  shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders at a purchase price of $0.001 per share in a private placement held from May 2009 through February 2010, pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act.  None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 4,500,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security Holders (1)	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
			# of Shares	% of Class
Chava Osharit Tzafani	20,000	20,000	0	*
Dina Andivo	20,000	20,000	0	*
Ron Yacobov	20,000	20,000	0	*
Joseph Agam	20,000	20,000	0	*
Moshe Zada	20,000	20,000	0	*
Rafael Eliyahu	20,000	20,000	0	*
Yochanan Brandwein	20,000	20,000	0	*
Pinchas Bernstein	20,000	20,000	0	*
Menachem Mendel Zenwirth	20,000	20,000	0	*
Yona Zev Bernad	20,000	20,000	0	*
Vladimir Katzav	20,000	20,000	0	*
Oren Jamily	20,000	20,000	0	*
Yitzchak Marah	20,000	20,000	0	*

Avroham A. Friedman	20,000	20,000	0	*
Yitzak Brand	20,000	20,000	0	*
Chaim Gottlieb	20,000	20,000	0	*
Yochanan Blau	20,000	20,000	0	*
Yitzchak Marak	20,000	20,000	0	*
Meir Eizenstein	20,000	20,000	0	*
Shlomo Rubinstein	20,000	20,000	0	*
Shmuel Dov Gottlieb	20,000	20,000	0	*
Pinchas Freund	20,000	20,000	0	*
Yitzchak Yehoshua Gottlieb	20,000	20,000	0	*
Nissim Shai	20,000	20,000	0	*
Aran Yossef	20,000	20,000	0	*
Meir Glauberman	20,000	20,000	0	*
Itti Zinny	20,000	20,000	0	*
Shimon Yoel Buchshpan	20,000	20,000	0	*
Orel Haviv	20,000	20,000	0	*
Schneur Zalman Aker	20,000	20,000	0	*
Yoel Zev Bidderman	20,000	20,000	0	*
Yaccov Yisroel Siri	20,000	20,000	0	*
Joseph Chai Hazan	20,000	20,000	0	*
Raziel Nahari	20,000	20,000	0	*
Moshe Erlanger	20,000	20,000	0	*
Ilan Nissim Mizrahi	20,000	20,000	0	*
Jacob Blau	20,000	20,000	0	*
Yoel Buchshpan	20,000	20,000	0	*
Shimon Weissberg	20,000	20,000	0	*
Erez Sinay	20,000	20,000	0	*
Meir Steinberg	20,000	20,000	0	*
Ahron Ecstein	20,000	20,000	0	*
Shira Atar	20,000	20,000	0	*
Moshe Gil Chein	20,000	20,000	0	*
Yitzchak Eliyahu Turgemon	20,000	20,000	0	*

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1)   Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 4,500,000 shares of common stock issued and outstanding as of January 31, 2011.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years; or
•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
•	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.05 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $.001 plus an increase based on the fact the shares will be liquid and registered.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001, of which 4,500,000 shares are issued and outstanding as of January 31, 2011.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001, none of which is issued and outstanding.  Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 10,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the State of Nevada on May 15, 2009.  We are a development stage company, formed to act as an agent to Watermark Studios, Inc., a film and television production studio located in Muskegon, Michigan. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, capital formation activities and initial investigations into acting as an agent to Watermark.  We currently have no employees other than our two executive officers, who are also directors.

The address of our principal executive office is c/o Mr. Yehoshua Lustig, WNS Studios, Inc., 1154 60th Street, Brooklyn, NY 11219. Our telephone number is (347) -772-1708.  We do not have a functioning website at this time.

Pursuant to the Exclusive Agreement, dated May 16, 2009, between the Company and Watermark, we serve as Watermark’s exclusive sales and distribution agent. Acting as their exclusive authorized agent, we have the right to promote, syndicate and sell any movies made or produced by the Watermark. For 10 years, Watermark cannot appoint any other agent other than us. We can charge our customers any price we determine.

Watermark has the right to terminate the agreement upon 20 days’ prior notice if there is any material change in our management or control. Watermark has have the right to terminate upon 5 days’ notice if we fail to perform our obligations, breach our payment obligation, become bankrupt or cease to carry on business.

To date, we have not sold or promoted any movies for Watermark.

On May 16, 2009, we entered into a Going Public Engagement with Shmuel’s Hatzlacha Consulting, Inc. (the “Consultant”), pursuant to which the Consultant will assist us in becoming a public reporting company. The engagement calls for the Company to pay the fee of $9,000 and if the consultant raises any capital, the Company shall pay 7% of the amount raised to the Consultant; any amounts raised in excess of $5,000,000 will be negotiated but not in excess of 7%. Shmuel’s Hatzlacha Consulting Inc., is owned and operated by Shmuel Shneibalg.

On October 1, 2010, the Company entered into an amendment to the Going Public Engagement (the "Amendment") to clarify certain terms in the Going Public Agreement. As set forth in the Amendment, the Consultant agreed that its services will terminate when the Company becomes quoted on the Over the Counter Bulletin Board and acknowledged that the fee of $9,000 was not paid.

On May 16, 2009 WNS Studios, Inc., entered into an Office Service Agreement with SE Executive Suites Inc. for the license to use SCESI Business Center facilities and services. In relation to the license agreement to use the premises of Executive Suites, Shmuel Shneibalg may be entitled to a commission or fee with respect to that agreement.

Governmental Regulation

There are no governmental regulations regulating our services as an agent for film and television production studios.

Intellectual Property

Although we have none of our own intellectual property, we have the right to use Watermark’s trademarks and trade names. We have no rights in their trademarks or tradenames, and any use by us shall be in a manner first approved by Watermark.

Employees

We have no employees other than our executive officers and directors.  All functions including development, strategy, negotiations and administration are currently being provided by our sole executive officer.

DESCRIPTION OF PROPERTY

Our executive offices are located at 1154 60th Street, Brooklyn, NY 11219, in the Executive Suites Business Center licensed for use pursuant to an Office Services Agreement. The space is leased on a month to month basis at the rate of $700 per month and we believe that this office space will be adequate for the foreseeable future. The agreement is personally guaranteed by our president and chief executive officer Yehoshua Lustig.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration or payment of dividends, if any, in the future, will be at the discretion  of  our  Board  of  Directors  and  will  depend on our then current financial  condition,  results  of  operations,  capital  requirements and other factors  deemed  relevant  by  the  board  of  directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of January 31, 2011, there were 4,500,000 common shares issued and outstanding, which were held by 46 stockholders of record.

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of WNS Studios, Inc., and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

Plan of Operation

Incorporated on May 15, 2009, WNS Studios, Inc. serves as the exclusive sales and distribution agent for Watermark Studios, Inc., a film and television production studio located in Muskegon, Michigan. Acting as Watermark’s exclusive authorized agent, we have the right to promote, syndicate and sell any movies made or produced by the studio. In our capacity as their exclusive agent, we have the right to Watermark’s trademarks and trade names. Our plan is to generate revenues from the promotion and syndication of their films and leverage those revenues to obtain additional brokerage agreements similar to that with Watermark.

During the next 12 months we need $55,000 to utilize as follows:

Purpose	Amount
Web Site	$10,000
Marketing	$15,000
Travel	$5,000
Cost of operating as a public company	$25,000
Total	$55,000

Results of Operations

For the Period from May 15, 2009 (Inception) to April 30, 2010

As of April 30, 2010, the Company had no cash. We will need to seek capital for the purpose of financing our marketing efforts.

Revenues

The Company is in its development stage and did not generate any revenues during the period from May 15, 2009 (inception) through April 30, 2010.

Total operating expenses

During period from May 15, 2009 (inception) to April 30, 2010, the total operating expenses were $29,031, which include rent in the amount of $8,400, consulting and professional accounting fees associated with filing the offering in the amount of $19,000 and general and administrative expenses of $1,631.

Net loss

During the period from May 15, 2009 (inception) to April 30, 2010, the Company had a net loss of $29,955.

For the six months ended October 31, 2010

As of the six months ended October 31, 2010, the Company had $258 in cash. We believe that such funds will not be sufficient to effectuate our business plans over the next twelve months. We will need to seek additional capital for the purpose of financing our marketing efforts.

Revenues

The Company is in its development stage and did not generate any revenues during the six months ended October 31, 2010.

Total operating expenses

During the six months ended October 31, 2010, the total operating expenses were $ 16,645, which include rent in the amount of $4,200, professional accounting fees associated with filing this registration statement in the amount of $11,000 and general and administrative expenses of $1,445.

Net loss

During the six months ended October 31, 2010, the Company had a net loss of $17,180.

Liquidity and Capital Resources

As of October 31, 2010, the Company had a cash balance of $258. We do not have sufficient funds to operate for the next twelve months. During the Period form May 15, 2009 (inception) through April 30, 2010 and the six months ended October 31, 2010, the Company borrowed $24,644 and $5,215, respectively, from Shmuel’s Hatzacha Consulting, Inc., owned and operated by Shmuel Shneilbalg. These loans are payable on demand and bear interest at 6% per annum. The loans were used for working capital purposes. The loan in the amount of $5,215 was not memorialized. There can be no assurance that additional capital will be available to the Company.

We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

 Wolinetz, Lafazan & Company, P.C., is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers. In accordance with the bylaws of the Company, our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Name and Business Address	Age	Position

Yehoshua Lustig	33	President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)
David Leifer	29	Secretary and Director

Yehoshua Lustig has been our president and chief executive officer and a director since our inception on May 15, 2009.  Mr. Lustig is an entrepreneur and has been the president of C Times Ltd, a company he founded in 2005, which is in the business of clothing retail. Mr. Lusting grew up in Bnei Brak, where he studied at the Talmud Torah School of Truth Theory and he attended Yeshiva at the House of David.

David Leifer has been our secretary and a director since January 12, 2011. From 2006 to present, Mr. Leifer has been employed by Libin & Katz Business brokerage & Management company and from 2004-2006, Mr. Leifer lead and managed the major Israeli based organization of Baruch U’Marpeh, where his duties included writing personal letters to donors or potential donors as well as public relations. Mr. Leifer also was a self employed day trader on the Emini from 2001 to 2003. Mr. Leifer is a graduate of Nezer Hatorah education center, Jerusalem, IL and a graduate of Dale Carnegie, New York.

Our directors/officers  are not directors in any other U.S. reporting companies. Our directors/officers have not been affiliated with any company that has filed for bankruptcy within the last ten years. The Company is not aware of any proceedings to which the Company’s officers/directors, or any associate of any such officers/directors, are parties adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Wolinetz, Lafazan & Company, P.C. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on May 15, 2009, we have not paid any compensation to our directors and executive officers in consideration for their services rendered to our Company in their capacities  as such. We have no employment agreement with our executive officers or directors. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing, or similar benefit plans.

Since our incorporation on May 15, 2009, no stock options or stock appreciation rights were granted to our directors or executive officers and our directors or executive officers have not exercised any stock options or stock appreciation rights, and do not hold any unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors or executive officers do not hold any unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on May 15, 2009, no compensation has been paid to our directors in consideration for their services rendered in their capacitiesas directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of January 31, 2011, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,500,000 shares of our common stock issued and outstanding as of January 31, 2011.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o WNS Studios, Inc., 1154 60th Street, Brooklyn, NY 11219.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Yehoshua Lustig	Common	3,600,000	75%

David Leifer	Common	0	0%

Directors and Officers as a Group (2 persons)	Common	3,600,000	75%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 15, 2009, we issued 3,600,000 shares of our common stock to Mr. Yehoshua Lustig, the sole executive officer and director of the Company.  These shares were issued in consideration for $360. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  As an officer and director of the Company, Mr. Lustig had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.  The proceeds from the sale of the shares were used for working capital purposes.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses*	$11,000

SEC registration fee	$5.22

Legal fees and other expenses*	$25,000

Total	$36,005.22
*Estimated Expenses.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Wolinetz, Lafazan & Company, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
WNS Studios, Inc.

We have audited the accompanying balance sheet of WNS Studios, Inc. (a Development Stage Company) (“the Company”) as of April 30, 2010 and the related statements of operations, stockholders’ deficiency and cash flows for the period May 15, 2009 (inception) to April 30, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WNS Studios, Inc. at April 30, 2010, and the results of its operations and its cash flows for the period May 15, 2009 (inception) to April 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred an operating loss for the period May 15, 2009 (inception) to April 30, 2010, has had no revenues and has not commenced planned principal operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
February 2, 2011

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

ASSETS

	April 30, 2010	October 31, 2010
		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$-	$258
Cash in Escrow	873	-
Prepaid Expenses	5,000	-

Total Current Assets	5,873	258

Total Assets	$5,873	$258

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accrued Liabilities	$9,924	$16,274
Note Payable	-	24,644
Loans Payable	24,644	5,215

Total Current Liabilities	34,568	46,133

Total Liabilities	34,568	46,133

Commitments and Contingencies

Stockholders’ Deficiency:
Preferred Stock, $.0001 par value; 10,000,000 shares
authorized, none issued and outstanding	-	-
Common Stock, $.0001 par value; 100,000,000 shares
authorized, 4,500,000 shares issued and outstanding
at April 30, 2010 and October 31, 2010, respectively	450	450
Additional Paid-In Capital	810	810
Deficit Accumulated During the Development Stage	(29,955)	(47,135)

Total Stockholders’ Deficiency	(28,695)	(45,875)

Total Liabilities and Stockholders’ Deficiency	$5,873	$258

The accompanying notes are an integral part of these financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	For the Period May 15, 2009	For the	For the Period May 15, 2009	For the Period May 15, 2009
	(Inception) to	Six Months Ended	(Inception) to	(Inception) to
	April 30, 2010	October 31, 2010	October 31, 2009	October 31, 2010
		(Unaudited)	(Unaudited)	(Unaudited)

Revenues:	$-	$-	$-	$-

Costs and Expenses:
Rent	8,400	4,200	4,200	12,600
Consulting Fees	9000	-	9,000	9,000
Professional Fees	10000	11,000	10,000	21,000
Other General and Administrative Expenses	1,631	1,445	884	3,076

Total Costs and Expenses	29,031	16,645	24,084	45,676

Loss from Operations	(29,031)	(16,645)	(24,084)	(45,676)

Other Income (Expense):
Interest Expense	(924)	(535)	(378)	(1,459)

Total Other Income (Expense)	(924)	(535)	(378)	(1,459)

Net Loss	$(29,955)	$(17,180)	$(24,462)	$(47,135)

Basic and Diluted Loss Per Share	$(0.01)	$(0.00)	$(0.01)

Weighted Average Common Shares
Outstanding	3,808,474	4,500,000	3,600,000

The accompanying notes are an integral part of these financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD MAY 15, 2009 (INCEPTION) TO OCTOBER 31, 2010

				Deficit
			Additional	Accumulated
	Common Stock		Paid-In	During the
	Shares	Amount	Capital	Development Stage	Total

Balance, May 15, 2009	-	$-	$-	$-	$-

Common Stock Issued to Founder
at $.0001 per share, May 15, 2009	3,600,000	360	-	-	360

Common Stock Issued to Private Investors at
$.001 per share, February 8, 2010	900,000	90	810	-	900

Net Loss for the Period	-	-	-	(29,955)	(29,955)

Balance, April 30, 2010	4,500,000	450	810	(29,955)	(28,695)

Net Loss for the six months ended
October 31, 2010 (Unaudited)	-	-	-	(17,180)	(17,180)

Balance, October 31, 2010 (Unaudited)	4,500,000	$450	$810	$(47,135)	$(45,875)

The accompanying notes are an integral part of these financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	For the Period		For the Period	For the Period
	May 15, 2009	For the	May 15, 2009	May 15, 2009
	(Inception) to	Six Months Ended	(Inception) to	(Inception) to
	April 30, 2010	October 31, 2010	October 31, 2009	October 31, 2010
		(Unaudited)	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net Loss	$(29,955)	$(17,180)	$(24,462)	$(47,135)
Adjustments to Reconcile Net Loss to
Changes in Assets and Liabilities:
Net Cash Used in Operating Activities:
(Increase) Decrease in Prepaid Expenses	(5,000)	5,000	-	-
Increase in Accrued Liabilities	9,924	6,350	9,378	16,274

Net Cash Used in Operating Activities	(25,031)	(5,830)	(15,084)	(30,861)

Cash Flows from Investing Activities:	-	-	-	-

Cash Flows from Financing Activities:
Cash in Escrow	(873)	873	-	-
Proceeds from Sale of Common Stock	1,260	-	360	1,260
Proceeds from Loans Payable	24,644	5,215	14,724	29,859

Net Cash Provided by Financing Activities	25,031	6,088	15,084	31,119

Increase in Cash	-	258	-	258

Cash and Cash Equivalents – Beginning of Period	-	-	-	-

Cash and Cash Equivalents – End of Period	$-	$258	$-	$258

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$-	$	$-	$-
Income Taxes Paid	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Information as of October 31, 2010 and for the six months ended October 31, 2009 and 2010 is unaudited)

NOTE 1 -        Summary of Significant Accounting Policies

Organization

WNS Studios, Inc. (“the Company”) was incorporated on May 15, 2009 under the laws of the State of Nevada.  The Company has not yet generated revenues from planned principal operations and is considered a development stage company.  The Company was formed to act as the exclusive agent to Watermark Studios, Inc., a film and television production studio located in Muskegon, Michigan.  The Company intends to promote, sell and distribute other films for studios.  There is no assurance, however, that the Company will achieve its objectives or goals.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period the related sales are recorded.

Advertising Costs

Advertising costs will be charged to operations when incurred.  The Company did not incur any advertising costs during the period May 15, 2009 (inception) to April 30, 2010 and the six months ended October 31, 2010.

Income Taxes

The Company accounts for income taxes using the asset and liability method, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Loss Per Share

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented.  Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Information as of October 31, 2010 and for the six months ended October 31, 2009 and 2010 is unaudited)

NOTE 1 -        Summary of Significant Accounting Policies (Continued)

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of accrued liabilities and loans payable approximates fair value because of the immediate or short-term maturity of these financial instruments.

Research and Development

Research and development costs will be charged to expense as incurred.  The Company did not incur any research and development costs during the period May 15, 2009 (inception) to April 30, 2010 and the six months ended October 31, 2010.

Recent Accounting Pronouncements

Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification 105, "Generally Accepted Accounting Principles" ("ASC 105").  On July 1, 2009, the FASB completed ASC 105 as the single source of authoritative U.S. generally accepted accounting principles ("GAAP"), superseding all then-existing authoritative accounting and reporting standards, except for rules and interpretive releases for the SEC under authority of federal securities laws, which are sources of authoritative GAAP for Securities and Exchange Commission registrants.  ASC 105 reorganizes the authoritative literature comprising U.S. GAAP into a topical format that eliminates the current GAAP hierarchy.  ASC 105 is effective for the Company in its year ended April 30, 2010.  ASC 105 is not intended to change U.S. GAAP and will have no impact on the Company's financial position, results of operations or cash flows.  However, since it completely supersedes existing standards, it will affect the way the Company references authoritative accounting pronouncements in its financial statements and other disclosure documents.

Subsequent Events

In May, 2009, the FASB issued Statement No. 165, Subsequent Events, now included in ASC 855, Subsequent Events.   ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued.  The adoption of ASC 855 did not impact the Company’s financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Information as of October 31, 2010 and for the six months ended October 31, 2009 and 2010 is unaudited)

NOTE 2 -        Going Concern

The Company is a development stage company and has not commenced planned principal operations.  The Company had no revenues and has incurred a net loss of $29,955 for the period May 15, 2009 (inception) to April 30, 2010.  In addition, the Company had a working capital deficiency and stockholders' deficiency of $28,695 at April 30, 2010.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources.  The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business.  Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof.  During the period from May 15, 2009 (inception) to April 30, 2010, the Company borrowed $24,644 from an outside party.  There can be no assurances that the Company will be able to raise the additional funds it requires.

NOTE 3 -        Cash in Escrow

Cash in escrow represents funds held in the Company's attorney escrow account.

NOTE 4 -        Fair Value

Fair Value Measurement

FASB ASC 820 defines fair value, establishes a framework for measuring fair value, and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques.  Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market.  Valuation techniques that are consistent with the market, income or cost approach, as specified by FASB ASC 820, are used to measure fair value.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Information as of October 31, 2010 and for the six months ended October 31, 2009 and 2010 is unaudited)

NOTE 4 -        Fair Value (Continued)

Fair Value Measurement (Continued)

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities the Company has the ability to access.
•	Level 2 inputs are inputs (other than quoted prices included within level 1) that are observable for the assets or liability, either directly or indirectly.
•
Level 3 are unobservable inputs for the assets or liability and rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs should be developed based on the best information available in the circumstances and may include the Company's own data.)

The following table presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of April 30, 2010 and October 31, 2010.

	Level 1	Level 2	Level 3	Total
Assets
Cash in Escrow	$873	$-	$-	$873
Totals	$873	$-	$-	$873

Liabilities
Loans Payable	$24,644	$-	$-	$24,644
Totals	$24,644	$-	$-	$24,644

October 31, 2010	Level 1	Level 2	Level 3	Total
Assets
Cash and Cash Equivalents	$258	$-	$-	$258
Totals	$258	$-	$-	$258

Liabilities
Loans Payable	$29,859	$-	$-	$29,859
Totals	$29,859	$-	$-	$29,859

Fair Value Option

FASB ASC 825, Financial Instruments, provides a fair value option election that allows entities to irrevocably elect fair value as the initial and subsequent measurement attributable for certain financial assets and liabilities. Changes in fair value are recognized in earnings as they occur for those assets and liabilities for which the election is made.  The election is made on an instrument by instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument.  The Company did not elect the fair value option for any of its financial assets or liabilities, and therefore, there was no impact on the Company's financial position, results of operations or cash flows.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Information as of October 31, 2010 and for the six months ended October 31, 2009 and 2010 is unaudited)

NOTE 5 -        Income Taxes

At April 30, 2010, the Company had available a net-operating loss carry-forward for Federal tax purposes of approximately $30,000, which may be applied against future taxable income, if any, at various times through 2030.  Certain significant changes in ownership of the Company may restrict the future utilization of these tax loss carry-forwards.

At April 30, 2010, the Company has a deferred tax asset of approximately $10,000 representing the benefit of its net operating loss carry-forward.  The Company has not recognized the tax benefit because realization of the tax benefit is uncertain and thus a valuation allowance has been fully provided against the deferred tax asset.  The difference between the Federal Statutory Rate of 34% and the Company’s effective tax rate of 0% is due to recording a valuation allowance of approximately $10,000 for the period May 15, 2009 (inception) to April 30, 2010.

NOTE 6 -        Common Stock

On May 15, 2009 the Company issued 3,600,000 shares of common stock to its Founder for $360.

On February 8, 2010 the Company sold 900,000 shares of common stock to private investors at $.001 per share for gross proceeds of $900.

NOTE 7 -        Preferred Stock

The Company’s Board of Directors may, without further action by the Company’s stockholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series.  The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock.  Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

NOTE 8 -        Note and Loans Payable

During the period from May 15, 2009 (inception) through April 30, 2010 and the six months ended October 31, 2010, the Company borrowed $24,644 and $5,215, respectively, from Shmuel's Hatzacha Consulting, Inc. , owned and operated by Shmuel Shneibalg (see Notes 9 and 10).  These loans are payable on demand and bear interest at 6% per annum.

On October 1, 2010 loans payable aggregating $24,644 were memorialized as a demand promissory note.  The note bears interest at 6% per annum.

Included in accrued liabilities is interest of $924 and $1,459 at April 30, 2010 and October 31, 2010, respectively, regarding this debt.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Information as of October 31, 2010 and for the six months ended October 31, 2009 and 2010 is unaudited)

NOTE 9 -        Going Public Engagement

On May 16, 2009, the Company entered into a consulting agreement with Shmuel's Hatzlacha Consulting, Inc.  The agreement calls for a $9,000 fee to be paid.  Such amount has been charged to operations during the period ended April 30, 2010 and is included in accrued liabilities at April 30, 2010 and October 31, 2010.  The agreement also calls for other fees, based on capital funds raised.  The agreement was amended on October 1, 2010 to clarify certain terms in the original agreement.

NOTE 10 -      Office Service Agreement

On May 16, 2009, the Company entered into an office service agreement, calling for rent payments of $700 per month, on a month to month basis.  This agreement is with SE Executive Suites, Inc. an entity owned and operated by Shmuel Shneibalg (see Notes 8 and 9).  The agreement has been personally guaranteed by the CEO of the Company.

NOTE 11        Exclusive Agreement

The Company has entered into an Exclusive Agreement dated May 16, 2009 with Watermark Studios, Inc. (Watermark"), a film and television production studio located in Muskegon, Michigan.  Under the terms of The Agreement, the Company will act as Watermark's exclusive authorized agent, having the right to promote, syndicate and sell any movies made or produced by Watermark. For 10 years, Watermark cannot appoint any other agent other than the Company.  The Company can charge customers any price it determines.

Watermark has the right to terminate The Agreement upon 20 days' prior notice if there is any material change in the Company's management or control.  Watermark has the right to terminate upon 5 days' notice if the Company fails to perform its obligations, breech payment obligation, become bankrupt or seize to carry on business

Note 12 -        Subsequent Events

On January 12, 2011 the Company appointed David Leifer as a director and as Secretary to the Company.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$5.22
Legal fees and miscellaneous expenses (*)	$25,000
Accounting fees and expenses (*)	$11,000
Total (*)	$36,005.22

(*) Estimated.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On May 15, 2009, we issued 3,600,000 shares of our common stock to Mr. Yehoshua Lustig, our President and director of the Company.  These shares were issued in consideration for $360. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Lustig is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

From May through February 2010, we sold 900,000 shares of common stock to 45 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S.  The consideration paid for such shares was $0.001 per share, amounting in the aggregate to $900. Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. Each purchaser further represented that at the time of the origination of contact concerning the subscription for the units and the date of the execution and delivery of the subscription agreement for such units, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant*

3.2	By-Laws of Registrant*

3.3	Form of Stock Certificate*

4.1	Promissory Note dated October 1, 2010 made by the Registrant in favor of Shmuel’s Hatzlacha Consulting, Inc.

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered*

10.1	Form of Regulation S Subscription Agreement and Investment Representation*

10.2	Exclusive Agreement dated May 16, 2009 by and between WNS Studios, Inc. and Watermark Studios, Inc.*

10.3	Going Public Engagement dated May 16, 2009 between Shumel’s Hatzlacha Consulting Inc. and WNS Studios, Inc.*

10.4	Amendment dated October 1, 2010 to Going Public Engagement dated May 16, 2009 between Shumel’s Hatzlacha Consulting Inc. and WNS Studios, Inc.*

10.5	Office Services Agreement dated May 16, 2009 between WNS Studios and SE Executive Services Inc.*

23.1	Consent of Wolinetz, Lafazan & Company, P.C.*

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)*

* Filed herewith

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on February 2, 2011.

WNS STUDIOS, INC.

By:	/s/ Yehoshua Lustig
Name:	Yehoshua Lustig
Title:	President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yehoshua Lustig, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

February 2, 2011	/s/ Yehoshua Lustig	Yehoshua Lustig	President, Chief Executive Officer, Chief Financial Officer
and Director (Principal Executive, Financial and Accounting Officer)

February 2, 2011	/s/ David Leifer	David Leifer	Secretary and Director